                                                                   EXHIBIT 10.79

          FIRST AMENDMENT TO EMPLOYMENT AGREEMENT DATED JANUARY 1, 2001
                                     BETWEEN
                      AFC ENTERPRISES, INC. (THE "COMPANY")
                                       AND
                         ALLAN J. TANENBAUM ("EMPLOYEE")


         WHEREAS, the Company and Employee entered into an Employment Agreement dated as of December 8, 2000, (the "Employment Agreement") governing the terms and conditions of Employee's employment with the Company; and

         WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1. Section 1 of the Employment Agreement is hereby amended to change "Section 8" to "Section 8 or Section 9" in the first sentence.

         2. Section 6.07(b) of the Employment Agreement is being revised to eliminate provisions regarding the ability of the Chief Executive Officer or the Board of Directors of the Company to decrease the amount of benefits being provided. Therefore, Section 6.07(b) of the Employment Agreement is hereby deleted in its entirety and the following new Section 6.07(b) is inserted in lieu thereof:

                (b) Anything in Sections 6.01, 6.02, 6.03, and 6.04 to the contrary notwithstanding, the amount of the benefits provided for in this Section 6 are subject to adjustment as shall be provided for in the plan or insurance contract, as the case may be, pursuant to which such benefit is being paid and the Employee will be given written notice of any such change. Anything in this Agreement to the contrary notwithstanding, the Chief Executive Officer or the Board of Directors shall have full authority to make all determinations deemed necessary or advisable for the administration of the benefits described in this Section 6. Subject to Section 12.04, the good faith interpretation and construction by the Chief Executive Officer or the Board of Directors of the terms of this Section 6 or the benefit programs described herein shall be final, conclusive and binding on Employee.

         3. Section 8.01(b) of the Employment Agreement is being revised to ensure that the definition of "Disability" is consistent with the "maximum elimination period of ninety (90) days" referred to in Section 6.03(a) of the Employment Agreement, by amending the language to require a consecutive ninety
(90) day period of Disability. Therefore, Section 8.01(b) is deleted in its entirety, and the following new Section 8.01(b) is inserted in lieu thereof:

                (b) Disability. The term "Disability" shall mean the good faith determination by the Chief Executive Officer or the Board of Directors of the Company that Employee has failed to or has been unable to perform his duties as the result of any physical or mental disability for a period of ninety (90) consecutive days during any one period of Disability.

         4. Section 8.03 of the Employment Agreement is being revised to clarify that: (A) the Company may terminate Employee without Cause; and (B) if Employee is terminated for any reason (other than by death, disability, or for Cause), including, the Company's failure to renew the Employment Agreement upon expiration of the term, then the Employee will be entitled to certain post-employment payments. Therefore, Section 8.03 of the Employment Agreement is hereby deleted in its entirety and the following new Section 8.03 is inserted in lieu thereof:

                8.03 Termination by the Company for other than Death or Disability or for Cause. The Company may terminate Employee's employment hereunder without cause at any time, upon written notice. If upon expiration of the term of this Agreement or if Employee's employment is terminated by the Company prior to the expiration of the term of this Agreement without cause or other than (i) by reason of Employee's death or Disability or (ii) for Cause, the Company shall pay or provide to Employee, in lieu of all other amounts payable hereunder or benefits to be provided hereunder the following: (a) a payment equal to the sum of one
                (1) times Employee's Base Salary at the time of termination; (b) a payment equal to one (1) times Employee's Target Incentive Pay for the year in which such termination occurs (or, if no Target Incentive Pay has been designated for such year, then the Target Incentive Pay for the last year in which it was designated prior to such termination); and (c) the acceleration of any unvested rights of Employee under any stock options or other equity incentive programs such that they shall immediately vest under the terms of such plans. As a condition precedent to the requirement of Company to make such payments or grant such accelerated vesting, Employee shall not be in breach of his obligations under Section 10 hereof and Employee shall execute and deliver to Company a general release in favor of the Company in substantially the same form as the general release then contained in the latest Severance Agreement being used by the Company.

                Any payments required to be made under this Section 8.03 shall be made to Employee, at the election of the Company, either within thirty (30) days after the date of Employee's termination of employment or, at the Company's election, in fifty-two (52) equal installments, payable at the same time and on the same basis as was the payment of Employee's Base Salary prior to such termination.

         5. Section 9 of the Employment Agreement is hereby amended to change "the owners or all" to "the owners of all" in the first sentence of subsection (a).

         6. The Employment Agreement, as amended hereby, is hereby reaffirmed and restated herein by the undersigned, and said Employment Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand this 31st day of August, 2001, effective as of January 1, 2001.

                                   COMPANY:
                                   AFC ENTERPRISES, INC.


                                   By: /s/ Dick R. Holbrook
                                       -------------------------------------
                                       Dick R. Holbrook, President




                                   EMPLOYEE:

                                   /s/ Allan J. Tanenbaum
                                                                          (SEAL)
                                   ----------------------------------------
                                   Allan J. Tanenbaum